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                                                                     Exhibit 6.7

                                   TERM SHEET
                                      FOR
                         RESTATEMENT OF PROMISSORY NOTE
                                     DATED
                                 JUNE 21, 1999


         Kosti Shirvanian, President of Komar Investments, LLC ("Holder"), hereby agrees to restate that certain promissory note dated June 21, 1999 for $400,000.00 executed by Satellite Control Technologies.

         1.  Principal Amount: $400,000.00

         2.  Maturity Date: April 12, 2000

         3.  Interest Rate: 10% per annum from June 21, 1999 until paid

         4. All provisions related to Holder's right to additional shares of common stock of the company are to be deleted.

         5.  The indebtedness shall be unsecured.


         Dated: February 29, 2000

                                            /s/ Kosti Shirvanian
                                            -------------------------
                                                Kosti Shirvanian